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                                                                    Exhibit 16.1



                                                           ARTHUR ANDERSEN


                                                           Arthur Andersen LLP
                                                           Suite 5600
                                                           901 Main Street
                                                           Dallas, TX 75202-3799

                                                           Tel 214 741 8300

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


April 26, 2000


Dear Sir/Madam:


We have read paragraphs (a) through (e) of Item 4 included in the Form 8-K dated May 1, 2000 of Petro Stopping Centers Holdings, L.P. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.


Very truly yours,


ARTHUR ANDERSEN LLP



By /s/ Arthur Andersen LLP
       Phillip R. Smith


VP


cc: Mr. David A. Appleby, Vice President of Finance and Treasurer Petro Stopping Centers, L.P.